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As filed with the Securities and Exchange Commission on May 12, 2016.

Registration No. 333-207621

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 6 to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Brookfield Business Partners L.P.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Brookfield Business Partners Limited
73 Front Street, 5th Floor
Hamilton, HM 12 Bermuda
(441) 294-3309
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Torys LLP
1114 Avenue of the Americas, 23rd Floor
New York, New York 10036
Tel: +1 (212) 880-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Mile T. Kurta, Esq.
Torys LLP
1114 Avenue of the Americas, 23rd Floor
New York, New York 10036
Tel: +1 (212) 880-6000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 6 to Registration Statement on Form F-1 (No. 333-207621) is being filed solely to file Exhibit 5.1, and no changes or additions are being made hereby to the prospectus constituting Part I of this Registration Statement or to Items 6, 7, 8(b) or 9 of Part II of this Registration Statement.

        Accordingly, such prospectus constituting Part I of this Registration Statement and Items 6, 7, 8(b) and 9 of Part II of this Registration Statement have not been included herein.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits.

  The Exhibit Index is hereby incorporated herein by reference.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario on this 12th day of May, 2016.

BROOKFIELD BUSINESS PARTNERS L.P. by its general partner, 1922859 ALBERTA ULC
By:	/s/ A.J. SILBER
Name: A.J. Silber Title: Director

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement has been signed by the following persons on May 12, 2016 in the capacities indicated:

	Signature	Title

	* Cyrus Madon	Chief Executive Officer (Principal Executive Officer) and Director
	* Craig J. Laurie	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director
	* Jeffrey M. Blidner	Chairman and Director
	/s/ A.J. SILBER A.J. Silber	Director
By:	/s/ A.J. SILBER Name: A.J. Silber Title: Attorney-in-fact

AUTHORIZED REPRESENTATIVE

        Pursuant to requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 6 to the Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Business Partners L.P. in the United States, on this 12th day of May, 2016.

Authorized U.S. Representative
By:	/s/ CRAIG J. LAURIE
Name: Craig J. Laurie Title: Chief Financial Officer of Brookfield Business Partners L.P.

 EXHIBIT INDEX

Exhibit Number	Description of Document
3.1†	Certificate of Registration of Brookfield Business Partners L.P.
3.2†	Limited Partnership Agreement of Brookfield Business Partners L.P.
3.3†	Form of Amended and Restated Limited Partnership Agreement of Brookfield Business Partners L.P.
3.4†	Bye-Laws of Brookfield Business Partners Limited.
4.1†	Form of Registration Rights Agreement by and between Brookfield Business Partners L.P. and Brookfield Asset Management Inc.
5.1	Opinion of Appleby (Bermuda) Limited.
10.1†	Form of Master Services Agreement by and among Brookfield Asset Management Inc., Brookfield Business Partners L.P., and other parties thereto.
10.2†	Form of Amended and Restated Limited Partnership Agreement of Brookfield Business L.P.
10.3†	Form of Relationship Agreement among Brookfield Business Partners L.P. and Brookfield Asset Management Inc.
10.4†

Form of Credit Agreement between Brookfield Business L.P., Brookfield BBP Canada Holdings Inc., Brookfield BBP Bermuda Holdings Limited, Brookfield BBP US Holdings Corporation and the other borrowers thereto and BPEG US Inc., as lender.

10.5†	Form of Voting Agreement, between Brookfield Asset Management Inc., Brookfield CanGP Limited, Brookfield Canada GP L.P. and Brookfield BBP Canada Holdings Inc.
10.6†	Form of Trade-mark Sub-license Agreement between Brookfield Asset Management Holdings Ltd., Brookfield Business Partners L.P., and Brookfield Business L.P.
10.7†	Form of Interest Transfer Agreement.
21.1†	Subsidiaries of Brookfield Business Partners L.P. (incorporated by reference to "Ownership and Organizational Structure").
23.1†	Consent of Deloitte LLP relating to combined carve-out financial statements of Brookfield Business Partners L.P.
23.2†	Consent of Deloitte LLP relating to financial statement of Brookfield Business Partners L.P.
23.3†	Consent of PricewaterhouseCoopers, LLP relating to audited historical financial statements of GrafTech International Ltd.
23.4†	Consent of PricewaterhouseCoopers, LLP relating to statements of Revenue and Direct Operating Expenses of Properties Acquired by Ember Resources Inc. from Encana Corporation.
23.5†	Consent of GLJ Petroleum Consultants Ltd.
23.6†	Consent of McDaniel & Associates Consultants Ltd.
23.7†	Consent of McDaniel & Associates Consultants Ltd.
23.8	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1).
23.9†	Consent of RISC Operations Pty Limited.
23.10†	Consent of David Hamill, Director-Nominee.
23.11†	Consent of John Lacey, Director-Nominee.
23.12†	Consent of Don Mackenzie, Director-Nominee.
23.13†	Consent of Denis Turcotte, Director-Nominee.
23.14†	Consent of Patricia Zuccotti, Director-Nominee.
23.15†	Consent of Stephen J. Girsky, Director-Nominee.
24.1†	Power of Attorney (included in signature pages).
99.1†	Brookfield Business Partners L.P.'s waiver request and representation under Item 8.A.4 of Form 20-F.
99.2†	Brookfield Business Partners L.P.'s representation under Item 8.A.4 of Form 20-F.

†
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 8. Exhibits and Financial Statement Schedules
SIGNATURES
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX